UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2008

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000 Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 404-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The description of the terms of the agreement by and among Vail Associates, Inc. (“Vail Associates”), Bill Jensen and Intrawest ULC (“Intrawest”) is incorporated in this Item 1.01 from Item 5.02 below.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2008, Vail Resorts, Inc. (the “Company”) announced that Bill Jensen is resigning his position as president of the Company’s mountain division and chief operating officer of Vail Mountain, effective January 31, 2008, to become chief executive officer of Intrawest ULC, based in Vancouver, British Columbia, Canada on June 1, 2008.

In connection with Mr. Jensen’s resignation, on January 7, 2008, Vail Associates entered into an agreement with Mr. Jensen and Intrawest whereby the Company waives its right to assert that Mr. Jensen's employment by Intrawest may violate the Company’s employment agreement with Mr. Jensen or any other applicable law, and in exchange, Mr. Jensen and Intrawest agree not to recruit or hire any management or executive employee of the Company without the Company’s prior approval for a period of 24 months after the date of Mr. Jensen’s resignation.  The agreement also contains mutual releases among the parties for certain matters pertaining to or arising out of Mr. Jensen’s employment.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: January 8, 2008	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 8, 2008.